UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2009 (September 1, 2009)
KEY ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-8038	04-2648081

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800 Houston, Texas	77010

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713/651-4300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Second Closing of GeoStream Investment
On September 1, 2009, Key Energy Services, Inc., a Maryland corporation (the “Company”), and its wholly-owned subsidiary, Key Energy Services Cyprus Ltd., a Cyprus company (“KESC”), consummated the second closing under the Master Agreement (the “Master Agreement”), dated as of August 26, 2008, by and among the Company, KESC, OOO Geostream Assets Management, a company incorporated in the Russian Federation, and the following parties, which are referred to in the Master Agreement as “L-Group”: Boris Germanovich Levin, Mikhail Vladimirovich Siyatskiy, Aleksei Rufatovich Mustafinov, Yurii Leonidovich Bodnarchuk, John Thomas Wilson and Vemor Trading and Investments Limited, a Cyprus company, as amended by Amendment to Master Agreement, dated as of March 11, 2009 (the “First Amendment”), and as further amended by Amendment No. 2 to Master Agreement, dated as of June 23, 2009 (the “Second Amendment”).
OOO Geostream Services Group, a limited liability company incorporated in the Russian Federation (“GeoStream”), along with its branches, subsidiaries and affiliates (together, the “GeoStream Group”), conducts field facilities engineering, geological and hydrodynamic modeling, field development planning, drilling and workover well services in the Russian Federation. As previously disclosed, the Master Agreement provides for a 50% equity investment by KESC in GeoStream in a two-stage transaction. The Master Agreement also provides for an option beginning two years after the initial closing for KESC to purchase additional equity in GeoStream, as well as certain requirements at the fourth and sixth anniversaries of the initial closing for KESC to either purchase additional shares in GeoStream or to arrange an initial public offering for such shares.
The first stage of the transaction closed on October 31, 2008, at which time KESC acquired a 26% interest in GeoStream for cash consideration of approximately 12.0 million Euros (approximately U.S. $17.4 million). Upon completion of the second closing on September 1, 2009, KESC acquired the additional 24% of GeoStream for cash consideration of approximately 11.3 million Euros (approximately U.S. $16.2 million), increasing its total equity ownership in GeoStream to 50%. In addition to KESC’s increased equity ownership, following the second closing, KESC has the right to appoint, and has appointed, the majority of GeoStream’s board, and also has the right to appoint the majority of the governing bodies of each member of the GeoStream Group.
Equipment Sale to GeoStream
Concurrently with the second closing under the Master Agreement, Key Energy Pressure Pumping Services, LLC, a Texas limited liability company and wholly-owned subsidiary of the Company (“KEPPS”), and GK Drilling Tools Leasing Company Ltd., a Cyprus company and a wholly-owned subsidiary of GeoStream (“GK Drilling”), entered into a Master Equipment Purchase and Sale Agreement, dated September 1, 2009 (the “Sale Agreement”), and executed seven Addenda to such agreement, each also dated September 1, 2009 (each, an “Addendum” and, collectively, the “Addenda”). Pursuant to the Sale Agreement and Addenda, GK Drilling has agreed to purchase certain equipment from KEPPS between September and December 2009, including two workover rigs, two drilling rigs, cementing equipment and fishing tools for approximately $23.0 million, as well as a preliminarily identified third drilling rig for an additional estimated $4.4 million.
The Sale Agreement and Addenda provide that approximately $10.5 million of the purchase price related to two of the drilling rigs will be seller-financed. This seller-financed amount will be represented by one or more interest bearing promissory notes issued by GK Drilling in favor of KEPPS. The promissory notes will be payable in equal annual installments over an approximate five and half year period, with the balance of principal and interest due on the sixth anniversary of issuance.
The remainder of the purchase price for the equipment is payable by GK Drilling in cash. Approximately 11.3 million Euros is held by KEPPS as earnest money for this portion of the purchase price. Other than the amount being seller-financed, upon delivery of the equipment set forth in each Addendum and the satisfaction of certain other conditions set forth in the Sale Agreement, the purchase price for the equipment will be first credited against the earnest money, and any remaining balance will then be payable in cash directly by GK Drilling to KEPPS. The purchase price for all equipment under the Sale Agreement and Addenda is in U.S. Dollars, and the amount credited against the earnest money will be based on the Euro to U.S. Dollar exchange rate on the date of each equipment’s delivery.

The foregoing descriptions of the Master Agreement, the Sale Agreement and the Addenda do not purport to be complete and are qualified in their entireties by reference to the Sale Agreement and form of Addendum, which are filed as Exhibit 10.1 to this Current Report on Form 8-K dated September 8, 2009, the Master Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K dated September 2, 2008, the First Amendment, which was filed as Exhibit 10.1 to the Current Report on Form 8-K dated March 25, 2009, and the Second Amendment, which was filed as Exhibit 10.1 to the Current Report on Form 8-K dated July 1, 2009, each of which is incorporated into this Item 1.01 by reference.
Item 7.01. Regulation FD Disclosure
On September 3, 2009, the Company issued a press release announcing that it had consummated the second closing under the Master Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference. The information contained in this Item 7.01 (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
10.1 Master Equipment Purchase and Sale Agreement, dated September 1, 2009, by and between Key Energy Pressure Pumping Services, LLC and GK Drilling Tools Leasing Company Ltd., including form of Addendum thereto.
99.1 Press release dated September 3, 2009 announcing consummation of the second closing under the Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: September 8, 2009	By:	/s/ KIMBERLY R. FRYE
Kimberly R. Frye
Senior Vice President and General Counsel

Exhibit Index

Exhibit
No.	Description

10.1
Master Equipment Purchase and Sale Agreement, dated September 1, 2009, by and between Key Energy Pressure Pumping Services, LLC and GK Drilling Tools Leasing Company Ltd., including form of Addendum thereto.

99.1	Press release dated September 3, 2009 announcing consummation of the second closing under the Agreement.